UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2015

CARDIFF INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Florida	000-49709	84-1044583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 N New River Drive E, Unit 2202

Ft. Lauderdale, FL 33301

(Address of principal executive offices, including zip code)

(818) 783-2100

(Registrant's telephone number, including area code)

411 N New River Drive E

Suite 2202

Ft. Lauderdale, FL 33301

(Former name or former address, if changed since last report)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

5.01     Changes in Control of Registrant.

On March 19, 2015 three million shares have been authorized to issue to the following two individuals: One Million Five Hundred thousand (1,500,000) shares of Common Stock, par value $0.001 to be issued to both Daniel Thompson and Kathleen Roberton both members of the Board of Directors.

5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Increase in the Authorized shares of Common Stock: On March 19, 2015, the Board of Directors of Cardiff International, Inc., a Florida corporation (the “Corporation”) authorized Eleven Million (11,000,000) shares of Common Stock, par value of $0.001. This increase was authorized for a) upcoming acquisitions; b) increased growth; c) to maintain control (the “Control Block”); d) compensate employees. In the event shares are issued, they will be issued as “restricted shares”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Cardiff International, Inc.

By:	/s/ Daniel Thompson
Daniel Thompson
Title:	Chairman

Dated: 03/24/15

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